CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 41 to Registration Statement No. 033-31072 on Form N-1A of our reports dated February 15, 2013, relating to the financial statements and financial highlights of Lord Abbett Series Fund, Inc., specifically Bond-Debenture Portfolio, Calibrated Dividend Growth Portfolio (formerly, Capital Structure Portfolio), Classic Stock Portfolio, Developing Growth Portfolio, Fundamental Equity Portfolio, Growth & Income Portfolio, Growth Opportunities Portfolio, International Core Equity Portfolio, International Opportunities Portfolio, Mid-Cap Stock Portfolio, Total Return Portfolio, and Value Opportunities Portfolio, appearing in the Annual Reports on Form N-CSR of Lord Abbett Series Fund, Inc. for the year ended December 31, 2012.

We also consent to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm,” “Financial Statements” and “Fund Portfolio Information Recipients” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

New York, New York
April 9, 2013